EXECUTION VERSION

SECOND AMENDMENT TO SIXTH
AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment to the Sixth Amended and Restated Credit Agreement (“Second Amendment”) is made as of June 15, 2016 by and among Credit Acceptance Corporation, a Michigan corporation (“Company”), Comerica Bank and the other banks signatory hereto (individually, a “Bank” and collectively, the “Banks”) and Comerica Bank, as administrative agent for the Banks (in such capacity, “Agent”).
RECITALS

A.
Company, Agent and the Banks entered into that certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 23, 2014 (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”) under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

B.
The Company has requested that Agent and the Banks agree to the amendment to the Credit Agreement contained herein and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, Company, Agent and the Banks agree:
1.Section 1 of the Credit Agreement is amended as follows:

(a)	By amending and restating the definition of “Revolving Credit Maturity Date” in its entirety as follows:
“‘Revolving Credit Maturity Date’ shall mean the earlier to occur of (i) June 22, 2019, as such date may be extended from time to time pursuant to Section 2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.15 or 9.2 hereof.”

(b)	By adding the following new definitions in the appropriate alphabetical order:
“‘Bail-In Action’ means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
‘Bail-In Legislation’ means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

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‘EEA Financial Institution’ means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
‘EEA Member Country’ means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
‘EEA Resolution Authority’ means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
‘EU Bail-In Legislation Schedule’ means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
‘Write-Down and Conversion Powers’ means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.”

(c)
By amending the definition of “Defaulting Bank” to delete the word “or” appearing before sub clause (d)(ii) thereof and to insert the following at the end of such sub clause immediately before the proviso following such sub clause: “or (iii) become the subject of a Bail-In Action”.

(d)	By amending the definition of “LIBOR Rate” to delete the references in clauses (a) and (b) thereof to “(Detroit Michigan time)” and to insert in their place “(London, England time).”

(e)	By deleting the defined term “Clean-up Call” in its entirety.

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(f)	By deleting the reference in the definition of “Permitted Securitization” to “Cleanup Call” and replacing it with “clean up call”.
2.    Section 8 of the Credit Agreement is amended to amend and restate Section 8.8(j)(y) to read in its entirety as follows:
“(y)    amounts funded to pay off any Permitted Securitization (excluding amounts funded for repurchases or replacements of the type referred to in clause (w) of this Section 8.8(j)) provided that, at the time such amounts are funded (both immediately before and after giving effect thereto) no Default or Event of Default has occurred and is continuing.”
3.    Section 8.13 of the Credit Agreement is amended by replacing the reference therein to “Cleanup Calls” with “cleanup calls”.
4.    Section 13 of the Credit Agreement is amended by inserting the following new Section 13.27 after existing Section 13.26:
“13.27    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
5.    Face Page. The face page of the Credit Agreement is hereby amended and restated by deleting such face page and inserting the replacement face page attached hereto as Attachment1 in its place.
6.    This Second Amendment shall become effective (the “Effective Date”) according to the terms and as of the date hereof, upon satisfaction of the following conditions:

(a)	receipt by the Agent of .pdf copies (followed by prompt delivery of original signatures) of counterpart originals of:

(i)	this Second Amendment, duly executed and delivered by the Company and the requisite Banks;

(ii)	a Reaffirmation of Loan Documents duly executed and delivered by the Company and each of the Guarantors;

(iii)
a certificate from the secretary (or other authorized officer) of Company and each Guarantor certifying: (A) as to the adoption of authorizing resolutions in connection with this Second Amendment and the Loan Documents and attaching true and correct copies thereof, (B) that no consents or authorizations of any third parties are required in connection therewith, and (C) that either there have been no changes to the organizational documents of such party previously delivered to Agent or that true and accurate copies of organizational documents are being provided to Agent with such certificate, and

(b)
Company shall have paid to Agent and the Banks all interest, fees and other amounts, if any, due and owing to the Agent and the Banks as of the Effective Date, including without limitation payment of the fees for the account of the Banks and the Agent in accordance with the terms of that certain Fee Letter dated May 9, 2016.

Agent shall give notice to Company and the Banks of the occurrence of the effectiveness of this Second Amendment.
7.    Company hereby certifies that (a) all necessary actions have been taken by the Company to authorize execution and delivery of this Second Amendment and (b) after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing on the Effective Date.
8.    The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections

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6.1 through 6.19, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.
9.    Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.
10.    Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.
11.    This Second Amendment may be executed in counterparts in accordance with Section 13.10 of the Credit Agreement.
12.    This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.
[Signatures Follow on Succeeding Pages]

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WITNESS the due execution hereof as of the day and year first above written.
COMERICA BANK, as Administrative Agent, Joint Bookrunner, Joint Lead Arranger, and Collateral Agent, and a Bank

By:     /s/ Paul G. Russo
Name: Paul G. Russo
Title: Vice President

Signature Page to CAC Second Amendment
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CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer

Signature Page to CAC Second Amendment
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BANKS:

BANK OF AMERICA, N.A., as Documentation Agent, and a Bank

By: /s/ Michael Miller
Name: Michael Miller
Title: Vice President

Signature Page to CAC Second Amendment
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BANK OF MONTREAL, as Joint Bookrunner, Joint Lead Arranger and a Bank

By: /s/ Catherine Blaesing
Name: Catherine Blaesing
Title: Director

Signature Page to CAC Second Amendment
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FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation, as Joint Bookrunner and Joint Lead Arranger and a Bank

By: /s/ Jessica Pfeifer
Name: Jessica Pfeifer
Title: Vice President

Signature Page to CAC Second Amendment
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CITIZENS BANK, N.A., as Co-Syndication Agent and a Bank

By: /s/ Michael S. Farley
Name: Michael S. Farley
Title:     Senior Vice President

Signature Page to CAC Second Amendment
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JPMORGAN CHASE BANK, N.A.

By: /s/ Andrew G. Stollfuss
Name: Andrew G. Stollfuss
Title: Executive Director

Signature Page to CAC Second Amendment
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THE HUNTINGTON NATIONAL BANK

By: /s/ Tara Donovan
Name: Tara Donovan
Title: Vice President

Signature Page to CAC Second Amendment
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ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Robert Abraham
Name: Robert Abraham
Title: First Vice President

By: /s/ Richard Miller
Name: Richard Miller
Title: Senior Vice President

Signature Page to CAC Second Amendment
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FLAGSTAR BANK, FSB as Co-Syndication Agent

By: /s/ Kelly M. Hamrick
Name: Kelly M. Hamrick
Title: First Vice President

Signature Page to CAC Second Amendment
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FIRSTMERIT BANK, N.A.

By: /s/ Kevin Mohl
Name: Kevin Mohl
Title: Vice President

Signature Page to CAC Second Amendment
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Attachment 1

EXECUTION VERSION

SIXTH AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION
CREDIT AGREEMENT
DATED AS OF JUNE 23, 2014
COMERICA BANK, AS JOINT BOOKRUNNER, JOINT LEAD ARRANGER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT
BANK OF AMERICA, N.A. AS DOCUMENTATION AGENT

CITIZENS BANK, N.A. AND FLAGSTAR BANK, FSB
AS CO-SYNDICATION AGENTS

AND

FIFTH THIRD BANK AND
BANK OF MONTREAL, AS JOINT BOOKRUNNERS AND JOINT LEAD ARRANGERS

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